                                                                      Exhibit j.

                                 CLOSED-END FUND
                                CUSTODY AGREEMENT

     THIS AGREEMENT is made and entered into this 18th day of June, 2007, by and between  TORTOISE GAS AND OIL  CORPORATION  (the  "Company"  or the  "Fund"),  a
Maryland  corporation  and U.S. BANK NATIONAL  ASSOCIATION,  a national  banking association  organized  and  existing  under  the laws of the  United  States of
America with its  principal  place of business at  Minneapolis,  Minnesota  (the
"Custodian").

     WHEREAS, the Company is authorized to issue shares of common stock;

     WHEREAS,  the Custodian is a bank having the  qualifications  prescribed in
Section  26(a)(1) of the  Investment  Company Act of 1940, as amended (the "1940
Act"); and

     WHEREAS, the Company desires to retain the Custodian to act as custodian of the cash and securities of the Company.

     NOW,  THEREFORE,  in  consideration  of the promises  and mutual  covenants herein  contained,  and other good and  valuable  consideration,  the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                   ARTICLE I
                              CERTAIN DEFINITIONS

     Whenever used in this Agreement, the following words and phrases shall have the meanings set forth below, unless the context otherwise requires:

     1.1  "Authorized  Person" means any Officer or other person duly authorized by resolution of the Board of Directors to give Oral  Instructions and
          Written  Instructions  on behalf  of the Fund and  named in  Exhibit A hereto or in such resolutions of the Board of Directors,  certified by an Officer, as may be received by the Custodian from time to time.

     1.2  "Board  of  Directors"  shall  mean the  directors  from  time to time serving under the Company's Articles of Incorporation, as amended from time to time.

     1.3  "Book-Entry System" shall mean a federal book-entry system as provided in Subpart O of Treasury Circular No. 300, 31 CFR 306, in Subpart B of
          31 CFR Part 350, or in such book-entry regulations of federal agencies as are substantially in the form of such Subpart O.

     1.4  "Business  Day" shall mean any day other  than a  Saturday,  Sunday or other day on which  commercial  banks located in the State of New York are authorized or required by law or governmental action to close.

     1.5  "Fund Custody  Account"  shall mean any of the accounts in the name of the Company, which is provided for in Section 3.2 below.

     1.6  "IRS" shall mean the Internal Revenue Service.

     1.7  "NASD" shall mean The National Association of Securities Dealers, Inc.

     1.8  "Officer" shall mean the Chairman,  President, any Vice President, any
          Assistant Vice President,  the Secretary, any Assistant Secretary, the
          Treasurer, or any Assistant Treasurer of the Company.

     1.9  "Oral  Instructions" shall mean instructions orally transmitted to and
          accepted  by  the  Custodian   because  such   instructions  are:  (i)
          reasonably  believed  by the  Custodian  to have been given by any two
          Authorized  Persons,  (ii)  recorded and kept among the records of the
          Custodian  made in the ordinary  course of business,  and (iii) orally
          confirmed  by  the  Custodian.   The  Company  shall  cause  all  Oral
          Instructions to be confirmed by Written  Instructions prior to the end of the next Business Day. If such Written Instructions confirming Oral
          Instructions are not received by the Custodian prior to a transaction, it shall in no way  affect  the  validity  of the  transaction  or the authorization  thereof by the Company.  If Oral Instructions vary from the Written  Instructions  that purport to confirm them, the Custodian shall notify the Company of such  variance but such Oral  Instructions will govern unless the Custodian has not yet acted.

     1.10 "Proper   Instructions"   shall  mean  Oral  Instructions  or  Written
          Instructions.

     1.11 "SEC" shall mean the Securities and Exchange Commission.

     1.12 "Securities" shall include,  without limitation,  common and preferred stocks,  bonds,  call options,  put options,  debentures,  notes, bank
          certificates  of  deposit,   bankers'   acceptances,   mortgage-backed
          securities  or  other  obligations,  and any  certificates,  receipts, warrants or other  instruments  or  documents  representing  rights to receive,  purchase  or  subscribe  for  the  same,  or  evidencing  or representing  any other  rights or interests  therein,  or any similar property or assets that the Custodian has the  facilities to clear and service.

     1.13 "Securities  Depository"  shall mean The Depository  Trust Company and any other clearing agency registered with the SEC under Section 17A of the  Securities  Exchange  Act of 1934,  as amended  (the "1934 Act"), which acts as a system for the central  handling of  Securities  where all  Securities  of  any  particular  class  or  series  of an  issuer deposited  within  the  system  are  treated  as  fungible  and may be transferred or pledged by bookkeeping  entry without physical delivery of the Securities.

     1.14 "Shares" shall mean, with respect to the Fund, the units of beneficial interest issued by the Fund.

     1.15 "Sub-Custodian"  shall  mean and  include  (i) any  branch  of a "U.S.
          bank," as that term is defined in Rule 17f-5  under the 1940 Act,  and
          (ii) any "eligible foreign custodian," as that term is defined in Rule
          17f-5 under the 1940 Act,  having a contract with the Custodian  which the Custodian has determined will provide reasonable care of assets of the Fund based on the standards  specified in Section 3.3 below.  Such contract  shall  be in  writing  and  shall  include  provisions  that provide:  (i) for  indemnification  or insurance  arrangements (or any combination  of the  foregoing)  such that the Fund will be adequately protected  against the risk of loss of assets held in accordance  with such contract;  (ii) that the Fund's assets will not be subject to any right, charge,  security interest,  lien or claim of any kind in favor of the  Sub-Custodian  or its creditors  except a claim of payment for their safe custody or  administration,  in the case of cash  deposits, liens or rights in favor of  creditors  of the  Sub-Custodian  arising under bankruptcy,  insolvency,  or similar laws; (iii) that beneficial ownership for the Fund's assets will be freely transferable without the  payment of money or value other than for safe  custody or
          administration;   (iv)  that  adequate   records  will  be  maintained
          identifying  the assets as belonging to the Fund or as being held by a third  party  for  the  benefit  of the  Fund;  (v)  that  the  Fund's independent  public  accountants will be given access to those records or  confirmation  of the contents of those records;  and (vi) that the
          Fund will receive  periodic reports with respect to the safekeeping of the Fund's assets,  including, but not limited to, notification of any transfer  to or from  the  Fund's  account  or a third  party  account containing  assets held for the benefit of the Fund. Such contract may contain,  in lieu of any or all of the  provisions  specified in (i) -
          (vi) above,  such other provisions that the Custodian  determines will provide,  in their  entirety,  the same or a greater level of care and protection  for Fund  assets  as the  specified  provisions,  in their entirety.

     1.16 "USBFS" shall mean U.S. Bancorp Fund Services.

     1.17 "Written Instructions" shall mean (i) written communications  actually received by the  Custodian and signed by any two  Authorized  Persons,
          (ii) communications by telex or any other such system from one or more persons reasonably believed by the Custodian to be Authorized Persons, or  (iii)  communications  between  electro-mechanical  or  electronic devices  provided that the use of such devices and the  procedures for the use thereof shall have been approved by  resolutions  of the Board of  Directors,  a copy of which,  certified by an Officer,  shall have been delivered to the Custodian.

                                   ARTICLE II
                            APPOINTMENT OF CUSTODIAN

     2.1  Appointment. The Company hereby appoints the Custodian as custodian of all  Securities  and cash owned by or in the possession of the Fund at any time  during  the  period  of this  Agreement,  on the  terms  and conditions  set  forth in this  Agreement,  and the  Custodian  hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement.  The services and duties of the Custodian shall be confined to those matters expressly set forth herein,  and no implied duties are assumed by or may be asserted against the Custodian hereunder.

     2.2  Documents to be  Furnished.  The  following  documents,  including any amendments  thereto,  will  be  provided  contemporaneously  with  the execution of the Agreement to the Custodian by the Company:

          (a)  A copy of the Company's  Articles of Incorporation,  certified by the Secretary or Assistant Secretary;
          (b)  A copy of the  Company's  by-laws,  certified by the Secretary or
               Assistant Secretary;
          (c)  A copy of the resolution of the Board of Directors of the Company appointing the Custodian, certified by the Secretary or Assistant
               Secretary;
          (d)  A copy of the current  private  placement  memorandum of the Fund
               (the "Memorandum"); and
          (e)  A  certification  of  the  Chairman  or  the  President  and  the
               Secretary or Assistant Secretary of the Company setting forth the names and  signatures of the current  Officers of the Company and other Authorized Persons.

     2.3  Notice of Appointment of Transfer Agent.  The Company agrees to notify the Custodian in writing of the appointment,  termination or change in appointment of any transfer agent of the Fund.

                                  ARTICLE III
                         CUSTODY OF CASH AND SECURITIES

     3.1  Segregation.   All  Securities  and  non-cash  property  held  by  the
          Custodian  for  the  account  of  the  Fund  (other  than   Securities
          maintained in a Securities  Depository or Book-Entry  System) shall be physically  segregated from other Securities and non-cash  property in the  possession of the Custodian and shall be identified as subject to this Agreement.

     3.2  Fund Custody  Accounts.  As to the Fund, the Custodian  shall open and maintain in its trust  department a custody account in the name of the
          Company, subject only to draft or order of the Custodian, in which the
          Custodian shall enter and carry all Securities,  cash and other assets of the Fund which are delivered to it.

     3.3  Appointment of Agents.

          (a)  In  its  discretion,  the  Custodian  may  appoint  one  or  more
               Sub-Custodians   to  act  as   Securities   Depositories   or  as
               sub-custodians  to hold  Securities  and  cash of the Fund and to carry  out such  other  provisions  of this  Agreement  as it may determine;  provided,  however,  that the appointment of any such agents and  maintenance  of any  Securities  and cash of the Fund shall be at the  Custodian's  expense  and shall not  relieve the
               Custodian of any of its  obligations  or  liabilities  under this
               Agreement.  The Custodian  shall be liable for the actions of any
               Sub-Custodians  appointed  by it as if such actions had been done
               by  the   Custodian.   The   Custodian   shall  not  release  any
               Sub-Custodian  from any  responsibility  or  liability  unless as agreed in writing by the Custodian and the Fund.

          (b)  If, after the initial approval of  Sub-Custodians by the Board of
               Directors in connection with this Agreement, the Custodian wishes to appoint other  Sub-Custodians to hold property of the Fund, it will so  notify  the  Company  and  provide  it with  information reasonably  necessary to determine  any such new  Sub-Custodian's eligibility under Rule 17f-5 under the 1940 Act, including a copy of the proposed agreement with such Sub-Custodian. At the meeting of the Board of Directors next  following  receipt of such notice and  information,  the Company shall give its written approval or disapproval of the proposed action.

          (c)  The Agreement between the Custodian and each Sub-Custodian acting hereunder shall contain the required provisions set forth in Rule
               17f-5(c)(2) under the 1940 Act.

          (d)  At the end of each calendar quarter,  the Custodian shall provide written reports notifying the Board of Directors of the placement of the  Securities  and  cash  of  the  Fund  with  a  particular
               Sub-Custodian   and  of  any  material   changes  in  the  Fund's
               arrangements. The Custodian shall promptly take such steps as may be required to withdraw assets of the Fund from any Sub-Custodian that has ceased to meet the  requirements of Rule 17f-5 under the
               1940 Act.

          (e)  With respect to its responsibilities  under this Section 3.3, the
               Custodian  hereby  warrants  to the  Company  that it  agrees  to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of property of the Fund would be expected to exercise.  The  Custodian  further  warrants that the Fund's  assets  will be subject  to  reasonable  care if maintained with a  Sub-Custodian,  after  considering all factors relevant to the  safekeeping of such assets,  including,  without limitation:  (i) the Sub-Custodian's  practices,  procedures, and internal  controls for  certificated  securities (if applicable), its method of keeping  custodial  records,  and its  security and data protection practices; (ii) whether the Sub-Custodian has the requisite  financial strength to provide reasonable care for Fund assets; (iii) the Sub-Custodian's general reputation and standing and,  in the  case of a  Securities  Depository,  the  Securities
               Depository's  operating  history and number of participants;  and
               (iv) whether the Fund will have  jurisdiction over and be able to enforce judgments against the Sub-Custodian, such as by virtue of the existence of any offices of the  Sub-Custodian  in the United
               States or the  Sub-Custodian's  consent  to service of process in the United States.

          (f)  The   Custodian   shall   establish   a  system  to  monitor  the
               appropriateness   of   maintaining   the  Fund's  assets  with  a
               particular  Sub-Custodian  and the contract  governing the Fund's arrangements with such Sub-Custodian.

     3.4  Delivery of Assets to Custodian.  The Company shall deliver,  or cause to be delivered,  to the Custodian all of the Fund's Securities,  cash and other  investment  assets,  including  (i) all payments of income, payments of principal and capital  distributions  received by the Fund with  respect to such  Securities,  cash or other  assets owned by the
          Fund at any time  during  the period of this  Agreement,  and (ii) all cash  received by the Fund for the issuance of Shares.  The  Custodian shall not be  responsible  for such  Securities,  cash or other assets until actually received by it.

     3.5  Securities  Depositories  and  Book-Entry  Systems.  The Custodian may
          deposit  and/or  maintain  Securities  of  the  Fund  in a  Securities
          Depository  or  in a  Book-Entry  System,  subject  to  the  following provisions:

          (a)  The  Custodian,   on  an  on-going  basis,  shall  deposit  in  a
               Securities   Depository  or  Book-Entry   System  all  Securities
               eligible  for  deposit   therein  and  shall  make  use  of  such
               Securities Depository or Book-Entry System to the extent possible and  practical  in  connection  with its  performance  hereunder, including,  without limitation, in connection with settlements of purchases  and  sales of  Securities,  loans of  Securities,  and deliveries and returns of collateral consisting of Securities.

          (b)  Securities of the Fund kept in a Book-Entry  System or Securities
               Depository shall be kept in an account ("Depository  Account") of the Custodian in such Book-Entry System or Securities  Depository which  includes only assets held by the Custodian as a fiduciary, custodian or otherwise for customers.

          (c)  The records of the  Custodian  with respect to  Securities of the
               Fund maintained in a Book-Entry  System or Securities  Depository shall,  by book-entry,  identify such  Securities as belonging to the Fund.

          (d)  If  Securities  purchased  by  the  Fund  are  to  be  held  in a
               Book-Entry System or Securities  Depository,  the Custodian shall pay for such  Securities  upon (i)  receipt  of  advice  from the
               Book-Entry  System or Securities  Depository that such Securities have been  transferred  to the Depository  Account,  and (ii) the making of an entry on the  records  of the  Custodian  to reflect such  payment  and  transfer  for the  account  of the  Fund.  If
               Securities  sold by the Fund are held in a  Book-Entry  System or
               Securities   Depository,   the  Custodian   shall  transfer  such
               Securities upon (i) receipt of advice from the Book-Entry  System or Securities  Depository  that payment for such  Securities  has been transferred to the Depository  Account,  and (ii) the making of an entry on the  records  of the  Custodian  to  reflect  such transfer and payment for the account of the Fund.

          (e)  The Custodian shall provide the Company with copies of any report
               (obtained by the Custodian from a Book-Entry System or Securities
               Depository  in which  Securities  of the  Fund  are  kept) on the internal  accounting  controls and  procedures  for  safeguarding
               Securities  deposited  in such  Book-Entry  System or  Securities
               Depository.

          (f)  Notwithstanding  anything to the contrary in this Agreement,  the
               Custodian  shall be liable to the  Company for any loss or damage to the Fund resulting from (i) the use of a Book-Entry  System or
               Securities  Depository  by reason of any  negligence  or  willful misconduct on the part of the Custodian or any  Sub-Custodian  or any of its or their  employees,  or (ii) failure of the Custodian or any Sub-Custodian to enforce effectively such rights as it may have against a Book-Entry System or Securities

               Depository.  At its election,  the Company shall be subrogated to the rights of the  Custodian  with respect to any claim against a
               Book-Entry  System or  Securities  Depository or any other person from any loss or damage to the Fund  arising from the use of such
               Book-Entry System or Securities Depository,  if and to the extent that  the  Fund  has not been  made  whole  for any such  loss or damage.

          (g)  With respect to its  responsibilities  under this Section 3.5 and pursuant to Rule 17f-4 under the 1940 Act, the  Custodian  hereby warrants to the Company  that it agrees to (i)  exercise due care in accordance with reasonable commercial standards in discharging its duty as a securities  intermediary  to obtain and  thereafter maintain such assets, (ii) provide,  promptly upon request by the
               Company, such reports as are available concerning the Custodian's internal accounting  controls and financial  strength,  and (iii)
               require any Sub-Custodian to exercise due care in accordance with reasonable  commercial  standards  in  discharging  its duty as a securities  intermediary to obtain and thereafter maintain assets corresponding  to the security  entitlements  of its  entitlement holders.

     3.6  Disbursement  of Moneys from Fund  Custody  Account.  Upon  receipt of
          Proper Instructions, the Custodian shall disburse moneys from the Fund
          Custody Account but only in the following cases:

          (a)  For  the  purchase  of  Securities  for  the  Fund  but  only  in accordance with Section 4.1 of this Agreement and only (i) in the case of  Securities  (other than options on  Securities,  futures
               contracts,  and  options  on  futures  contracts),   against  the
               delivery  to  the  Custodian  (or  any  Sub-Custodian   appointed
               pursuant to Section 3.3 above) of such  Securities  registered as provided in Section 3.9 below or in proper form for transfer,  or if  the  purchase  of  such  Securities  is  effected  through  a
               Book-Entry  System or Securities  Depository,  in accordance with the conditions  set forth in Section 3.5 above;  (ii) in the case of options on Securities,  against  delivery to the Custodian (or any such  Sub-Custodian)  of such receipts as are required by the customs  prevailing  among dealers in such options;  (iii) in the case of futures  contracts  and  options  on  futures  contracts, against  delivery  to the  Custodian  (or any  Sub-Custodian)  of evidence  of title  thereto  in favor of the Fund or any  nominee referred  to in  Section  3.9  below;  and  (iv)  in the  case of repurchase or reverse repurchase  agreements entered into between the Company  and a bank which is a member of the Federal  Reserve
               System  or  between  the  Company  and a  primary  dealer in U.S.
               Government   securities,   against   delivery  of  the  purchased
               Securities  either  in  certificate  form  or  through  an  entry crediting  the  Custodian's  account  at a  Book-Entry  System or
               Securities Depository with such Securities;

          (b)  In connection with the conversion,  exchange or surrender, as set forth in Section 3.7(f) below, of Securities owned by the Fund;

          (c)  For the  payment of any  dividends,  return on capital or capital gain distributions declared by the Fund;

          (d)  In  payment  of the price of Shares  repurchased  through  tender offers as provided in Section 5.1 below;

          (e)  For the payment of any expense or liability incurred by the Fund, including,  but not limited to, the  following  payments  for the account of the Fund: interest; taxes; administration,  investment
               advisory,   accounting,   auditing,  transfer  agent,  custodian,
               director  and legal  fees;  and other  operating  expenses of the
               Fund;  in all cases,  whether or not such  expenses  are to be in whole or in part capitalized or treated as deferred expenses;

          (f)  For transfer in accordance  with the  provisions of any agreement among the Company, the Custodian,  and a broker-dealer registered under  the  1934  Act  and a  member  of the  NASD,  relating  to compliance with rules of the Options Clearing  Corporation and of any registered  national  securities  exchange (or of any similar
               organization  or   organizations)   regarding   escrow  or  other
               arrangements in connection with transactions by the Fund;

          (g)  For transfer in accordance  with the  provisions of any agreement among  the  Company,  the  Custodian,  and a  futures  commission merchant registered under the Commodity Exchange Act, relating to compliance  with  the  rules  of the  Commodity  Futures  Trading
               Commission   and/or  any   contract   market   (or  any   similar
               organization  or  organizations)  regarding  account  deposits in connection with transactions by the Fund;

          (h)  For the  funding  of any  uncertificated  time  deposit  or other interest-bearing  account with any banking institution (including the  Custodian),  which deposit or account has a term of one year or less; and

          (i)  For any other proper purpose,  but only upon receipt, in addition to Proper Instructions, of a copy of a resolution of the Board of
               Directors,  certified  by an Officer,  specifying  the amount and purpose of such  payment,  declaring  such purpose to be a proper corporate purpose,  and naming the person or persons to whom such payment is to be made.

     3.7  Delivery of  Securities  from Fund  Custody  Account.  Upon receipt of
          Proper   Instructions,   the  Custodian   shall  release  and  deliver
          Securities  from the Fund  Custody  Account but only in the  following cases:

          (a)  Upon the sale of Securities  for the account of the Fund but only against  receipt of payment  therefor in cash,  by  certified  or cashiers check or bank credit;

          (b)  In the case of a sale  effected  through a  Book-Entry  System or
               Securities  Depository,  in  accordance  with the  provisions  of
               Section 3.5 above;

          (c)  To an offeror's  depository  agent in  connection  with tender or other similar offers for  Securities of the Fund;  provided that, in any  such  case,  the  cash or  other  consideration  is to be delivered to the Custodian;

          (d)  To the issuer thereof or its agent (i) for transfer into the name of  the  Fund,  the  Custodian  or  any  Sub-Custodian  appointed pursuant to Section 3.3 above,  or any nominee or nominees of any of the foregoing,  or (ii) for exchange for a different number of certificates  or other evidence  representing  the same aggregate face amount or number of units;  provided that, in any such case, the new Securities are to be delivered to the Custodian;

          (e)  To  the  broker  selling  the  Securities,   for  examination  in
               accordance with the "street delivery" custom;

          (f)  For  exchange  or  conversion  pursuant  to any  plan of  merger, consolidation,  recapitalization,  reorganization or readjustment of the issuer of such  Securities,  or pursuant to provisions for conversion  contained  in such  Securities,  or  pursuant  to any deposit agreement,  including  surrender or receipt of underlying
               Securities in  connection  with the issuance or  cancellation  of depository  receipts;  provided  that, in any such case,  the new
               Securities  and  cash,  if  any,  are  to  be  delivered  to  the
               Custodian;

          (g)  Upon receipt of payment  therefor  pursuant to any  repurchase or reverse repurchase agreement entered into by the Fund;

          (h)  In the case of warrants,  rights or similar Securities,  upon the exercise  thereof,  provided  that,  in any  such  case,  the new
               Securities  and  cash,  if  any,  are  to  be  delivered  to  the
               Custodian;

          (i)  For delivery in  connection  with any loans of  Securities of the
               Fund,  but only if the Fund  determines  to engage in  securities
               lending   activities  (which  shall  be  subject  to  a  separate
               agreement),  and only against  receipt of such  collateral as the
               Company   shall  have   specified  to  the  Custodian  in  Proper
               Instructions;

          (j)  For delivery as security in connection with any borrowings by the
               Fund  requiring  a pledge  of  assets  by the  Company,  but only against receipt by the Custodian of the amounts borrowed,  except
               that  where  additional   collateral  is  required  to  secure  a
               borrowing already made, subject to Proper  Instructions,  further securities may be released and delivered for that purpose;

          (k)  Pursuant to any authorized plan of  liquidation,  reorganization, merger, consolidation or recapitalization of the Company;

          (l)  For delivery in accordance  with the  provisions of any agreement among the Company,  the Custodian and a broker-dealer  registered under  the  1934  Act  and a  member  of the  NASD,  relating  to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange (or of any similar
               organization  or   organizations)   regarding   escrow  or  other
               arrangements in connection with transactions by the Fund;

          (m)  For delivery in accordance  with the  provisions of any agreement among  the  Company,  the  Custodian,  and a  futures  commission merchant registered under the Commodity Exchange Act, relating to compliance  with  the  rules  of the  Commodity  Futures  Trading
               Commission   and/or  any   contract   market   (or  any   similar
               organization  or  organizations)  regarding  account  deposits in connection with transactions by the Fund; or

          (n)  For any other proper corporate purpose, but only upon receipt, in addition to Proper Instructions, of a copy of a resolution of the
               Board of  Directors,  certified  by an  Officer,  specifying  the
               Securities to be  delivered,  setting forth the purpose for which such  delivery  is to be made,  declaring  such  purpose  to be a proper  corporate  purpose,  and  naming the person or persons to whom delivery of such Securities shall be made.

     3.8  Actions Not Requiring Proper Instructions. Unless otherwise instructed by the Company,  the  Custodian  shall with respect to all  Securities held for the Fund:

          (a)  Subject to  Section  9.4  below,  collect  on a timely  basis all income and other payments to which the Fund is entitled either by law or pursuant to custom in the securities business;

          (b)  Present for payment and, subject to Section 9.4 below, collect on a timely basis the amount payable upon all  Securities  which may mature or be called,  redeemed,  or retired,  or otherwise become payable;

          (c)  Endorse for collection,  in the name of the Fund, checks,  drafts and other negotiable instruments;

          (d)  Surrender  interim  receipts or Securities in temporary  form for
               Securities in definitive form;

          (e)  Execute, as custodian, any necessary declarations or certificates of  ownership  under the  federal  income tax laws or the laws or regulations  of any other  taxing  authority  now or hereafter in effect, and prepare and submit reports to the IRS and the Company at such time, in such manner and containing  such  information as is prescribed by the IRS;

          (f)  Hold for the Fund, either directly or, with respect to Securities
               held   therein,   through  a  Book-Entry   System  or  Securities
               Depository, all rights and similar Securities issued with respect to Securities of the Fund; and

          (g)  In  general,   and  except  as   otherwise   directed  in  Proper
               Instructions,   attend  to  all   non-discretionary   details  in
               connection  with  the  sale,  exchange,  substitution,  purchase, transfer and other  dealings with  Securities and other assets of the Fund.

     3.9  Registration  and Transfer of Securities.  All Securities held for the
          Fund that are issued or issuable  only in bearer form shall be held by the Custodian in that form, provided that any such Securities shall be held in a Book-Entry System if eligible therefor. All other Securities held for the  Fund may be  registered  in the  name of the  Fund,  the
          Custodian,  any Sub-Custodian appointed pursuant to Section 3.3 above, or any nominee of any of them, or in the name of a Book-Entry  System,
          Securities  Depository or any nominee of either  thereof.  The Company shall furnish to the Custodian  appropriate  instruments to enable the
          Custodian  to hold or  deliver  in  proper  form for  transfer,  or to register  in the name of any of the  nominees  referred to above or in the  name  of  a  Book-Entry  System  or  Securities  Depository,  any
          Securities registered in the name of the Fund.

     3.10 Records.

          (a)  The Custodian shall maintain  complete and accurate  records with respect to Securities,  cash or other property held for the Fund, including  (i)  journals  or  other  records  of  original  entry containing an itemized daily record in detail of all receipts and deliveries of Securities  and all receipts and  disbursements  of cash;  (ii) ledgers (or other records)  reflecting (A) Securities in transfer,  (B) Securities in physical  possession,  (C) monies
               and  Securities   borrowed  and  monies  and  Securities   loaned
               (together   with  a  record  of  the   collateral   therefor  and
               substitutions  of such  collateral),  (D)  dividends and interest received,  and (E) dividends  receivable and interest receivable;
               and (iii) canceled checks and bank records related  thereto.  The
               Custodian  shall keep such other books and records of the Fund as the Company shall  reasonably  request,  or as may be required by the 1940 Act,  including,  but not limited to,  Section 31 of the
               1940 Act and Rule 31a-2 promulgated thereunder.

          (b)  All such books and records  maintained by the Custodian shall (i)
               be  maintained  in a  form  acceptable  to  the  Company  and  in compliance with the rules and regulations of the SEC, (ii) be the property  of the  Company  and at all times  during  the  regular business  hours of the Custodian be made  available  upon request for inspection by duly authorized  officers,  employees or agents of the Company and  employees  or agents of the SEC, and (iii) if required  to be  maintained  by Rule 31a-1 under the 1940 Act, be preserved for the periods prescribed in Rule 31a-2 under the 1940
               Act.

     3.11 Fund Reports by  Custodian.  The  Custodian  shall furnish the Company with a daily  activity  statement and a summary of all transfers to or from the Fund Custody Account on the day following such transfers.  At least weekly,  the Custodian shall furnish the Company with a detailed statement of the  Securities  and moneys held by the Custodian and the
          Sub-Custodians for the Fund under this Agreement.

     3.12 Other Reports by Custodian. As the Company may reasonably request from time to time, the Custodian  shall provide the Company with reports on the internal  accounting  controls  and  procedures  for  safeguarding
          Securities  which are employed by the Custodian or any  Sub-Custodian.
          In  addition,  the  Custodian  shall  reasonably  cooperate  with  the
          Company's Chief Compliance Officer (the "CCO") in respect of the CCO's initial and  periodic  reviews of those  aspects of USBFS'  compliance program  relevant to the Company and provide  prompt  reporting to the
          CCO of material  compliance  matters relevant thereto (as the same are defined for purposes of Rule 38a-1 under the 1940 Act).

     3.13 Proxies and Other  Materials.  The  Custodian  shall cause all proxies relating to  Securities  which are not  registered  in the name of the
          Fund  to be  promptly  executed  by  the  registered  holder  of  such
          Securities, without indication of the manner in which such proxies are to be voted,  and shall promptly  deliver to the Company such proxies, all  proxy  soliciting  materials  and all  notices  relating  to such
          Securities.

     3.14 Information on Corporate Actions. The Custodian shall promptly deliver to the Company all  information  received by the  Custodian (or by any
          Sub-Custodian appointed pursuant to Section 3.3 hereof) and pertaining to Securities  being held by the Fund with respect to optional  tender
          or

          exchange  offers,  calls for redemption or purchase,  or expiration of rights as described  in the  Standards  of Service  Guide  attached as
          Exhibit B. Unless  alternative  procedures are mutually agreed upon in respect of  particular  transactions,  if the Company  desires to take action  with  respect to any  tender  offer,  exchange  offer or other similar  transaction,  the  Company  shall  notify  the  Custodian  as promptly as practicable prior to the date on which the Custodian is to take such action.  The Company will provide or cause to be provided to the  Custodian  all relevant  information  for any Security  which has unique  put/option  provisions as promptly as practicable prior to the beginning date of the tender period.

                                   ARTICLE IV
                  PURCHASE AND SALE OF INVESTMENTS OF THE FUND

     4.1  Purchase of Securities.  Promptly upon each purchase of Securities for the Fund,  Written  Instructions  shall be delivered to the Custodian, specifying  (i) the name of the  issuer or writer of such  Securities, and the title or other description thereof, (ii) the number of shares, principal  amount  (and  accrued  interest,  if  any) or  other  units purchased,  (iii)  the  date of  purchase  and  settlement,  (iv)  the purchase  price  per  unit,  (v) the total  amount  payable  upon such purchase,  and (vi) the name of the  person  to whom  such  amount  is payable. The Custodian shall upon receipt of such Securities purchased by the Fund pay out of the moneys held for the account of the Fund the total  amount  specified in such  Written  Instructions  to the person named therein.  The Custodian shall not be under any obligation to pay out moneys to cover the cost of a purchase of Securities for the Fund, if in the Fund Custody Account there is insufficient cash available to the Fund for which such purchase was made.

     4.2  Liability for Payment in Advance of Receipt of  Securities  Purchased.
          In any and every case where payment for the purchase of Securities for the  Fund  is made by the  Custodian  in  advance  of  receipt  of the
          Securities   purchased  and  in  the  absence  of  specified   Written
          Instructions  to so pay in advance,  the Custodian  shall be liable to the Fund for such payment.

     4.3  Sale of Securities. Promptly upon each sale of Securities by the Fund,
          Written  Instructions shall be delivered to the Custodian,  specifying
          (i) the name of the issuer or writer of such Securities, and the title or other  description  thereof,  (ii) the number of shares,  principal amount (and accrued interest,  if any), or other units sold, (iii) the date of sale and  settlement,  (iv) the sale  price per unit,  (v) the total amount  payable upon such sale, and (vi) the person to whom such
          Securities  are to be  delivered.  Upon  receipt  of the total  amount payable to the Fund as  specified in such  Written  Instructions,  the
          Custodian  shall deliver such  Securities  to the person  specified in such Written Instructions. Subject to the foregoing, the Custodian may accept  payment in such form as shall be  satisfactory  to it, and may deliver  Securities  and arrange for  payment in  accordance  with the customs prevailing among dealers in Securities.

     4.4  Delivery of Securities Sold.  Notwithstanding Section 4.3 above or any other provision of this Agreement,  the Custodian,  when instructed to
          deliver  Securities  against  payment,   shall  be  entitled,   if  in
          accordance with generally  accepted market  practice,  to deliver such
          Securities prior to actual receipt of final payment  therefor.  In any such case,  the Fund shall bear the risk that final  payment  for such
          Securities may not be made or that such  Securities may be returned or otherwise  held or  disposed  of by or through the person to whom they were delivered,  and the Custodian shall have no liability for any for the foregoing.

     4.5  Payment for Securities  Sold. In its sole  discretion and from time to time,  the  Custodian  may credit the Fund Custody  Account,  prior to actual  receipt of final payment  thereof,  with (i) proceeds from the sale of Securities  which it has been  instructed  to deliver  against payment,  (ii)  proceeds  from the  redemption  of Securities or other assets of the Fund,  and (iii) income from cash,  Securities  or other assets of the Fund. Any such credit shall be  conditional  upon actual receipt by  Custodian  of final  payment  and may be reversed if final payment is not actually  received in full.  The Custodian  may, in its sole discretion and from time to time, permit the Fund to use funds so credited to the

                                       10

          Fund  Custody  Account  in  anticipation  of actual  receipt  of final payment.  Any such funds shall be  repayable  immediately  upon demand made by the  Custodian at any time prior to the actual  receipt of all final  payments in  anticipation  of which funds were  credited to the
          Fund Custody Account.

     4.6  Advances by Custodian for  Settlement.  The Custodian may, in its sole discretion  and from time to time,  advance  funds to the  Company  to facilitate the settlement of a Fund's transactions in the Fund Custody
          Account.  Any such advance shall be repayable  immediately upon demand made by Custodian.

                                   ARTICLE V
                           REPURCHASE OF FUND SHARES

     5.1  Transfer of Funds. From such funds as may be available for the purpose in the Fund Custody Account,  and upon receipt of Proper  Instructions specifying  that the funds are  required to  repurchase  Shares of the
          Fund pursuant to a tender offer,  the Custodian shall wire each amount specified  in such  Proper  Instructions  to or  through  such bank or broker-dealer as the Company may designate.

     5.2  No Duty Regarding  Paying Banks.  Once the Custodian has wired amounts to a  bank  or  broker-dealer  pursuant  to  Section  5.1  above,  the
          Custodian  shall not be under any  obligation  to effect  any  further payment or distribution by such bank or broker-dealer.

                                   ARTICLE VI
                               SEGREGATED ACCOUNTS

     Upon receipt of Proper  Instructions,  the  Custodian  shall  establish and maintain a segregated  account or accounts  for and on behalf of the Fund,  into which account or accounts may be transferred cash and/or  Securities,  including
Securities maintained in a Depository Account:

          (a)  in accordance  with the  provisions  of any  agreement  among the
               Company,  the Custodian and a broker-dealer  registered under the
               1934 Act and a member  of the  NASD  (or any  futures  commission merchant  registered under the Commodity Exchange Act),  relating to compliance with the rules of the Options Clearing  Corporation and  of any  registered  national  securities  exchange  (or  the
               Commodity Futures Trading  Commission or any registered  contract
               market),  or  of  any  similar   organization  or  organizations,
               regarding  escrow  or  other   arrangements  in  connection  with
               transactions by the Fund;

          (b)  for purposes of segregating cash or Securities in connection with securities  options  purchased  or  written  by  the  Fund  or in connection with financial  futures contracts (or options thereon)
               purchased or sold by the Fund;

          (c)  which  constitute  collateral for loans of Securities made by the
               Fund;

          (d)  for purposes of  compliance by the Fund with  requirements  under the  1940  Act for the  maintenance  of  segregated  accounts  by
               registered   investment  companies  in  connection  with  reverse
               repurchase agreements and when-issued,  delayed delivery and firm commitment transactions; and

          (e)  for other proper corporate purposes, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Directors, certified by an Officer, setting forth the purpose or purposes of such segregated  account and declaring such purposes to be proper corporate purposes.

     Each  segregated  account  established  under  this  Article  VI  shall  be established and maintained for the Fund only. All Proper  Instructions  relating to a segregated account shall specify the Fund.

                                       11

                                  ARTICLE VII
                           COMPENSATION OF CUSTODIAN

     The Custodian  shall be compensated for providing the services set forth in this Agreement in accordance with the fee schedule set forth on Exhibit C hereto
(as amended and agreed upon by the  parties  from time to time).  The  Custodian
shall   also   be   compensated   for   such   out-of-pocket   expenses   (e.g.,
telecommunication  charges,  postage  and  delivery  charges,  and  reproduction charges) as are  reasonably  incurred by the Custodian in performing  its duties hereunder.  The Company shall pay all such fees and reimbursable expenses within
30 calendar days following receipt of the billing notice,  except for any fee or expense subject to a good faith dispute.  The Company shall notify the Custodian in writing  within 30 calendar  days  following  receipt of each  invoice if the
Company is  disputing  any  amounts in good faith.  The  Company  shall pay such disputed  amounts  within 10 calendar days of the day on which the parties agree to the amount to be paid.  With the  exception of any fee or expense the Company is disputing in good faith as set forth above,  unpaid  invoices  shall accrue a finance charge of 1 1/2% per month after the due date.  Notwithstanding anything to the contrary, amounts owed by the Company to the Custodian shall only be paid out of the assets and property of the Fund.

                                  ARTICLE VIII
                         REPRESENTATIONS AND WARRANTIES

     8.1  Representations  and  Warranties  of the Company.  The Company  hereby represents and warrants to the Custodian,  which  representations  and warranties  shall be deemed to be  continuing  throughout  the term of this Agreement, that:

          (a)  It  is  duly  organized  and  existing  under  the  laws  of  the jurisdiction of its organization, with full power to carry on its business as now  conducted,  to enter into this  Agreement and to perform its obligations hereunder;

          (b)  This Agreement has been duly  authorized,  executed and delivered by the  Company  in  accordance  with all  requisite  action  and constitutes  a  valid  and  legally  binding  obligation  of  the
               Company,  enforceable  in accordance  with its terms,  subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general  application  affecting  the rights  and  remedies  of creditors and secured parties; and

          (c)  It is  conducting  its  business in  compliance  in all  material respects with all applicable laws and regulations, both state and federal,  and has obtained all regulatory  approvals necessary to carry on its  business  as now  conducted;  there is no  statute, rule,  regulation,  order  or  judgment  binding  on  it  and  no provision of its charter or any contract  binding it or affecting its property which would prohibit its execution or performance of this Agreement.

     8.2  Representations and Warranties of the Custodian.  The Custodian hereby represents  and warrants to the  Company,  which  representations  and warranties  shall be deemed to be  continuing  throughout  the term of this Agreement, that:

          (a)  It  is  duly  organized  and  existing  under  the  laws  of  the jurisdiction of its organization, with full power to carry on its business as now  conducted,  to enter into this  Agreement and to perform its obligations hereunder;

          (b)  This Agreement has been duly  authorized,  executed and delivered by the  Custodian in  accordance  with all  requisite  action and constitutes  a  valid  and  legally  binding  obligation  of  the
               Custodian,  enforceable in accordance with its terms,  subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general  application  affecting  the rights  and  remedies  of creditors and secured parties; and

                                       12

          (c)  It is  conducting  its  business in  compliance  in all  material respects with all applicable laws and regulations, both state and federal,  and has obtained all regulatory  approvals necessary to carry on its  business  as now  conducted;  there is no  statute, rule,  regulation,  order  or  judgment  binding  on  it  and  no provision  of its charter,  bylaws or any contract  binding it or affecting  its property  which would  prohibit  its  execution or performance of this Agreement.

                                   ARTICLE IX
                            CONCERNING THE CUSTODIAN

     9.1  Standard of Care. Notwithstanding anything to the contrary herein, the
          Custodian  shall exercise  reasonable  care in the  performance of its duties under this Agreement. The Custodian shall not be liable for any error of  judgment  or mistake of law or for any loss  suffered by the
          Company in connection with its duties under this  Agreement,  except a loss, damage, cost, expense (including  reasonable attorneys' fees and disbursements),  liability or claim  arising out of or relating to the
          Custodian's (or a  Sub-Custodian's)  refusal or failure to comply with the terms of this Agreement (or any sub-custody agreement) or from its
          (or a Sub-Custodian's) bad faith,  negligence or willful misconduct in the performance of its duties under this Agreement (or any sub-custody agreement).  The Custodian  shall be entitled to rely on, may act upon advice of counsel  (who may be  counsel  to the  Company or such other counsel  and  agreed  by the  parties)  on all  matters,  and shall be without  liability for any action reasonably taken or omitted pursuant to such advice. The Custodian shall promptly notify the Company of any action  taken or  omitted  by the  Custodian  pursuant  to  advice  of counsel.

     9.2  Actual Collection Required.  The Custodian shall not be liable for, or considered to be the  custodian of, any cash  belonging to the Fund or any money  represented by a check,  draft or other  instrument for the payment of money,  until the Custodian or its agents actually  receive such cash or collect on such instrument.

     9.3  No Responsibility for Title, etc. So long as and to the extent that it is in the exercise of  reasonable  care,  the  Custodian  shall not be responsible for the title,  validity or genuineness of any property or evidence of title thereto received or delivered by it pursuant to this
          Agreement.

     9.4  Limitation on Duty to Collect.  The Custodian shall not be required to enforce  collection,  by legal  means or  otherwise,  of any  money or property due and payable with respect to Securities  held for the Fund if such  Securities  are in  default  or payment is not made after due demand or presentation.

     9.5  Reliance Upon  Documents  and  Instructions.  The  Custodian  shall be entitled to rely upon any  certificate,  notice or other instrument in writing received by it and reasonably and in good faith believed by it to be genuine.  The Custodian  shall be entitled to rely upon any Oral
          Instructions  and any  Written  Instructions  actually  received by it pursuant to this Agreement.

     9.6  Cooperation.  The Custodian shall cooperate with and supply  necessary information to the entity or entities appointed by the Company to keep the  books of  account  of the Fund  and/or  compute  the value of the assets of the  Fund.  The  Custodian  shall  take all such  reasonable actions  as the  Company  may from time to time  request to enable the
          Company  to obtain,  from year to year,  favorable  opinions  from the
          Company's  independent  accountants  with  respect to the  Custodian's activities  hereunder in connection  with (i) the  preparation  of the
          Company's reports on Form N-2, Form N-CSR and Form N-SAR and any other reports  required by the SEC, and (ii) the  fulfillment by the Company of any other requirements of the SEC.

                                   ARTICLE X
                                INDEMNIFICATION

                                       13

     10.1 Indemnification  by Company.  The  Company  shall  indemnify  and hold harmless  the  Custodian,  any  Sub-Custodian  appointed  pursuant  to
          Section  3.3 above and any  nominee  thereof  (each,  an  "Indemnified
          Party" and collectively,  the "Indemnified  Parties") from and against any and all claims,  demands,  losses, expenses and liabilities of any and  every  nature  (including  reasonable  attorneys'  fees)  that an
          Indemnified Party may sustain or incur or that may be asserted against an Indemnified  Party by any person arising directly or indirectly (i)
          from the fact that  Securities  are registered in the name of any such nominee,  (ii) from any  action  taken or  omitted  to be taken by the
          Custodian or such  Sub-Custodian (a) at the request or direction of or in  reliance  on the  advice  of the  Company  , or  (b)  upon  Proper
          Instructions,  or (iii) from the performance of its obligations  under this  Agreement  or any  sub-custody  agreement  with a  Sub-Custodian appointed  pursuant to Section 3.3 above,  provided  that  neither the
          Custodian nor any such  Sub-Custodian  shall be  indemnified  and held harmless  from and against any such claim,  demand,  loss,  expense or liability  arising  out of or  relating  to its  refusal or failure to
          comply  with  the  terms  of  this   Agreement  (or  any   sub-custody
          agreement), or from its bad faith, negligence or willful misconduct in the performance of its duties under this Agreement (or any sub-custody agreement).  Any amounts  owed by the Company to the  Custodian  under this  Article X shall only be paid out of the assets and  property  of the Fund.  This  indemnity  shall be a  continuing  obligation  of the
          Company,  its successors and assigns,  notwithstanding the termination of this Agreement.  As used in this paragraph,  the terms  "Custodian"
          and "Sub-Custodian" shall include their respective directors, officers and employees.

     10.2 Indemnification  by Custodian.  The Custodian shall indemnify and hold harmless  the Company  from and  against any and all claims,  demands, losses,  expenses,  and liabilities of any and every nature (including reasonable  attorneys'  fees) that the Company may sustain or incur or that may be asserted  against the Company by any person arising out of or relating  to an  Indemnified  Party's  refusal or failure to comply with the terms of this Agreement (or any  sub-custody  agreement),  or
          from  its  bad  faith,   negligence  or  willful   misconduct  in  the
          performance  of its duties under this  Agreement  (or any  sub-custody agreement).  This  indemnity  shall be a continuing  obligation of the
          Custodian, its successors and assigns, notwithstanding the termination of this Agreement. As used in this paragraph, the term "Company" shall include the Company's directors, officers and employees.

     10.3 Security. If the Custodian advances cash or Securities to the Fund for
          any  purpose,   either  at  the  Company's  request  or  as  otherwise
          contemplated in this Agreement,  or in the event that the Custodian or its nominee  incurs,  in connection  with its  performance  under this
          Agreement,  any claim,  demand,  loss, expense or liability (including reasonable  attorneys' fees) (except such as may arise from its or its nominee's bad faith,  negligence or willful misconduct),  then, in any such event,  any property at any time held for the account of the Fund shall be security therefor, and should the Fund fail promptly to repay or indemnify the Custodian, the Custodian shall be entitled to utilize available  cash of such Fund and to  dispose  of other  assets of such
          Fund   to  the   extent   necessary   to   obtain   reimbursement   or
          indemnification, provided that the Custodian give the Fund a period of five (5) business  days upon  receipt of notice from the  Custodian to repay such cash or securities advanced, and provided further that such notice  requirement shall not preclude the Custodian's right to assert and execute on such lien. Except as set forth  immediately  above, the securities and other assets held by the Custodian  hereunder shall not be subject to lien or charge of any kind in favor of the  Custodian or any person claiming through the Custodian.

     10.4 Miscellaneous.

          (a)  Neither  party to this  Agreement  shall be  liable  to the other party for  consequential,  special or punitive  damages under any provision of this Agreement.

          (b)  The  indemnity  provisions  of this  Article  shall  indefinitely survive the termination and/or assignment of this Agreement.

                                       14

          (c)  In order that the  indemnification  provisions  contained in this
               Article  shall apply,  it is  understood  that if in any case the indemnitor  may be asked  to  indemnify  or hold  the  indemnitee harmless,  the indemnitor  shall be fully and promptly advised of all pertinent facts concerning the situation in question,  and it is further understood that the indemnitee will use all reasonable care to identify,  and notify the indemnitor promptly concerning, any  situation  that  presents  or appears  likely to present the probability of a claim for indemnification.  The indemnitor shall have the option to defend the  indemnitee  against any claim that may be the subject of this indemnification. In the event that the indemnitor  so  elects,  it will so  notify  the  indemnitee  and thereupon the indemnitor  shall take over complete defense of the claim,  and the indemnitee  shall in such  situation  initiate no
               further  legal  or  other   expenses  for  which  it  shall  seek
               indemnification  under this section.  The  indemnitor  shall not, without the prior written  consent of the  indemnitee,  settle or compromise  or consent to the entry of any judgment  with respect to any  litigation,  or any  investigation  or  proceeding by any governmental  agency or body,  commenced  or  threatened,  or any claim  whatsoever  in respect of which  indemnification  could be sought under this Article X (whether or not the  indemnitee is an actual or  potential  party  thereto),  unless  such  settlement, compromise  or consent (i) includes an  unconditional  release of
               each   indemnitee   from  all  liability   arising  out  of  such
               litigation, investigation,  proceeding or claim and (ii) does not include a statement as to or an  admission of fault,  culpability or a  failure  to act by or on  behalf  of  any  indemnitee.  The indemnitee  shall  in no case  confess  any  claim  or  make  any compromise in any case in which the  indemnitor  will be asked to indemnify  the  indemnitee  except  with the  indemnitor's  prior written consent.

                                   ARTICLE XI
                                  FORCE MAJEURE

     Neither the  Custodian  nor the Company  shall be liable for any failure or delay in performance of its obligations  under this Agreement  arising out of or caused, directly or indirectly,  by circumstances beyond its reasonable control, including,  without limitation,  acts of God; earthquakes;  fires; floods; wars;
civil or military disturbances; acts of terrorism; sabotage; strikes; epidemics;
riots; power failures;  computer failure and any such  circumstances  beyond its reasonable  control as may cause  interruption,  loss or malfunction of utility, transportation,  computer  (hardware or  software)  or  telephone  communication service;  accidents;  labor  disputes;  acts of  civil  or  military  authority;
governmental  actions;  or inability  to obtain  labor,  material,  equipment or transportation;  provided, however, that in the event of a failure or delay, the
Custodian  (i) shall  not  discriminate  against  the Fund in favor of any other customer of the Custodian in making  computer  time and  personnel  available to input or process the transactions contemplated by this Agreement, and (ii) shall use its best efforts to ameliorate the effects of any such failure or delay.

                                  ARTICLE XII
                    PROPRIETARY AND CONFIDENTIAL INFORMATION

     The Custodian agrees on behalf of itself and its directors,  officers,  and employees to treat confidentially and as proprietary information of the Company, all records and other information relative to the Company and prior, present, or potential  shareholders of the Company (and clients of said  shareholders),  and not to use  such  records  and  information  for  any  purpose  other  than  the performance of its responsibilities and duties hereunder, except (i) after prior notification to and approval in writing by the Company, which approval shall not be  unreasonably  withheld and may not be withheld  where the  Custodian  may be exposed to civil or criminal  contempt  proceedings for failure to comply,  (ii)
when requested to divulge such information by duly constituted  authorities,  or
(iii) when so requested by the Company. Records and other information which have become known to the public  through no wrongful  act of the  Custodian or any of its employees,  agents or  representatives,  and information that was already in the possession of the Custodian prior to receipt thereof from the Company or its agent, shall not be subject to this paragraph.

     Further,  the Custodian will adhere to the privacy  policies adopted by the
Company  pursuant to Title V of the  Gramm-Leach-Bliley  Act, as may be modified from  time to time.  In this  regard,  the  Custodian  shall  have in

                                       15

place and maintain  physical,  electronic and procedural  safeguards  reasonably designed to protect  the  security,  confidentiality  and  integrity  of, and to prevent  unauthorized  access to or use of, records and information  relating to the Company and its shareholders.

                                  ARTICLE XIII
                          EFFECTIVE PERIOD; TERMINATION

     13.1 Effective Period. This Agreement shall become effective as of the date first  written  above  (or,  if  later,  that  date as of  which  this
          Agreement may be first  approved by a vote of the  Company's  Board of
          Directors) and will continue until terminated as hereinafter provided.

     13.2 Termination.  This  Agreement  may be  terminated  by either  party by giving prior written notice to the other party  specifying the date of such termination,  which termination shall take effect not sooner than sixty (60) days after the date of  delivery  or mailing of notice (180 days in the case of  termination  by the  Custodian)  or such  shorter period as is mutually agreed upon by the parties.  Notwithstanding the foregoing,  this  Agreement  may be  terminated  by any party upon the breach of the other party of any  material  term of this  Agreement if such  breach is not cured  within 15 days of notice of such  breach to the  breaching  party.  In  addition,  the  Company  may, at any time, immediately  terminate this Agreement in the event of the  appointment
          of  a  conservator   or  receiver  for  the  Custodian  by  regulatory
          authorities  or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

     13.3 Appointment of Successor  Custodian.  If a successor  custodian  shall have been  appointed by the Board of Directors,  the Custodian  shall, upon receipt of a notice of acceptance by the successor custodian,  on such  specified  date  of  termination  (i)  deliver  directly  to the successor  custodian all Securities  (other than  Securities held in a
          Book-Entry System or Securities Depository) and cash then owned by the
          Fund and held by the  Custodian as  custodian,  and (ii)  transfer any
          Securities held in a Book-Entry System or Securities  Depository to an account of or for the benefit of the Fund at the successor  custodian, provided  that the Company  shall have paid to the Custodian all fees, expenses and other amounts to the payment or reimbursement of which it shall then be  entitled.  In addition,  the  Custodian  shall,  at the expense of the Company, transfer to such successor all relevant books, records,  correspondence,  and other data established or maintained by the Custodian under this Agreement in a form reasonably  acceptable to the Company (if such form differs from the form in which the Custodian has maintained the same, the Company shall pay any expenses associated with  transferring  the data to such form),  and will cooperate in the transfer of such duties and responsibilities,  including provision for assistance  from the  Custodian's  personnel in the  establishment  of books,  records, and other data by such successor.  Upon such delivery and transfer, the Custodian shall be relieved of all obligations under this Agreement.

     13.4 Failure to Appoint Successor  Custodian.  If a successor  custodian is not  designated by the Company on or before the date of termination of this Agreement,  then the Custodian shall have the right to deliver to a bank or trust  company  of its own  selection,  which  bank or trust company  (i) is a "bank"  as  defined  in the 1940  Act,  and (ii) has aggregate capital,  surplus and undivided profits as shown on its most recent published report of not less than $100 million, all Securities, cash and other property held by Custodian  under this Agreement and to transfer  to an  account  of or for the  Fund at  such  bank or  trust company  all  Securities  of the Fund held in a  Book-Entry  System or
          Securities Depository.  Upon such delivery and transfer,  such bank or trust company shall be the successor  custodian  under this  Agreement and the  Custodian  shall be  relieved of all  obligations  under this
          Agreement. In addition, under these circumstances,  all books, records and other data of the Company shall be returned to the Company.

                                  ARTICLE XIV
                             LIMITATION OF LIABILITY

                                       16

     It is expressly agreed that the obligations of the Company  hereunder shall not be  binding  upon any of the  directors,  unitholders,  nominees,  officers, agents or employees of the Company personally,  but shall bind only the property of the Company as provided in the Company's  Articles of Incorporation,  as from time to time amended.  The execution  and delivery of this  Agreement  have been authorized by the directors, and this agreement has been signed and delivered by an  authorized  officer  of the  Company,  acting  as  such,  and  neither  such authorization  by the directors nor such  execution and delivery by such officer shall be deemed to have been made by any of them  individually  or to impose any liability  on any of them  personally,  but shall bind only the  property of the
Company as provided in the above-mentioned Articles of Incorporation.

                                   ARTICLE XV
                                  MISCELLANEOUS

     15.1 Compliance   with  Laws.   The  Company   has  and   retains   primary
          responsibility  for  all  compliance  matters  relating  to the  Fund, including  but not  limited  to  compliance  with  the 1940  Act,  the
          Internal Revenue Code of 1986, the Sarbanes-Oxley Act of 2002, the USA
          Patriot  Act of 2002  and the  policies  and  limitations  of the Fund relating to its portfolio  investments  as set forth in its Memorandum or in a prospectus contained in any registration statement on Form N-2
          ("Prospectus").  The Custodian's  services hereunder shall not relieve the Company of its  responsibilities  for assuring such  compliance or the Board of Director's oversight responsibility with respect thereto.

     15.2 Amendment. This Agreement may not be amended or modified in any manner except by written agreement executed by the Custodian and the Company, and authorized or approved by the Board of Directors.

     15.3 Assignment.  This  Agreement  shall  extend to and be binding upon the parties hereto and their respective successors and assigns;  provided, however,  that this  Agreement  shall not be assignable by the Company without  the written  consent of the  Custodian,  or by the  Custodian without  the  written  consent  of  the  Company  accompanied  by  the authorization or approval of the Board of Directors.

     15.4 Governing  Law. This  Agreement  shall be governed by and construed in accordance  with the laws of the State of New York,  without regard to conflicts of law principles. To the extent that the applicable laws of the State of New York, or any of the provisions herein,  conflict with the  applicable  provisions of the 1940 Act, the latter shall control, and nothing  herein shall be construed in a manner  inconsistent  with the 1940 Act or any rule or order of the SEC thereunder.

     15.5 No Agency  Relationship.  Nothing herein  contained shall be deemed to authorize or empower  either party to act as agent for the other party to this  Agreement,  or to conduct  business  in the name,  or for the account, of the other party to this Agreement.

     15.6 Services  Not  Exclusive.  Nothing in this  Agreement  shall  limit or restrict the Custodian from  providing  services to other parties that are  similar  or  identical  to some or all of the  services  provided hereunder.

     15.7 Invalidity. Any provision of this Agreement which may be determined by
          competent   authority  to  be  prohibited  or   unenforceable  in  any
          jurisdiction  shall,  as to such  jurisdiction,  be ineffective to the extent of such prohibition or  unenforceability  without  invalidating
          the  remaining   provisions   hereof,  and  any  such  prohibition  or
          unenforceability  in any  jurisdiction  shall not invalidate or render unenforceable such provision in any other jurisdiction.  In such case, the parties  shall in good faith modify or substitute  such  provision consistent with the original intent of the parties.

     15.8 Notices.  Any notice required or permitted to be given by either party to the  other  shall be in  writing  and  shall be deemed to have been given on the date delivered personally or by courier service, or three days after sent by  registered  or certified  mail,  postage  prepaid, return receipt

                                       17

          requested,  or on the date sent and  confirmed  received by  facsimile transmission to the other party's address set forth below:

          Notice to the Custodian shall be sent to:

          U.S Bank, N.A.
          1555 N. Rivercenter Dr., MK-WI-S302
          Milwaukee, WI 53212

          Attn:  Tom Fuller
          Phone: 414-905-6118
          Fax: 866-350-5066

          and notice to the Company shall be sent to:

          Tortoise Gas and Oil Corporation
          c/o Tortoise Capital Advisors, L.L.C.
          10801 Mastin Boulevard, Suite 222
          Overland Park, KS 66210

          or at such other  address as either  party shall have  provided to the other by notice given in accordance with this paragraph 15.8.

     15.9 Multiple  Originals.  This  Agreement  may be  executed on two or more counterparts,  each of  which  when so  executed  shall be  deemed  an original,  but such counterparts shall together constitute but one and the same instrument.

     15.10 No Waiver.  No failure by either  party  hereto to  exercise,  and no delay by such party in exercising,  any right  hereunder shall operate as a waiver thereof.  The exercise by either party hereto of any right hereunder shall not preclude the exercise of any other right,  and the remedies  provided  herein are  cumulative  and not  exclusive  of any remedies provided at law or in equity.

     15.11 References to Custodian.  The Company shall not circulate any printed matter which contains any reference to the Custodian without the prior written approval of the Custodian,  excepting printed matter contained in the Memorandum,  Prospectus or statement of additional  information for the Fund and such other printed  matter as merely  identifies  the
          Custodian as custodian for the Fund.  The Company shall submit printed matter  requiring  approval to the  Custodian in draft form,  allowing sufficient  time for review by the  Custodian and its counsel prior to any deadline for printing.

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

TORTOISE GAS AND OIL CORPORATION       U.S. BANK NATIONAL ASSOCIATION

By:____________________________        By:_____________________________

Name:__________________________        Name:___________________________

Title:_________________________        Title:__________________________

                                       18

                                    EXHIBIT A

                               AUTHORIZED PERSONS

     Set  forth  below  are the names and  specimen  signatures  of the  persons authorized by the Company to administer the Fund Custody Accounts.

Authorized Persons                         Specimen Signatures

Chief Executive Officer and
President:  David J. Schulte
                                           -------------------------------------

Chief Financial Officer:  Terry Matlack
                                           -------------------------------------

Senior Vice President and
Treasurer:  Kenneth Malvey
                                           -------------------------------------

Senior Vice President:  Zachary A. Hamel
                                           -------------------------------------

Assistant Treasurer:  Brad Adams
                                           -------------------------------------

Other:
                                           -------------------------------------

                                           -------------------------------------

                                           -------------------------------------

                                           -------------------------------------

                                           -------------------------------------

                                           -------------------------------------

                                           -------------------------------------

                                           -------------------------------------

                                           -------------------------------------

                                      A-1

                                    EXHIBIT B

                    U.S. Bank Institutional Custody Services
                           Standards of Service Guide

     U.S.  Bank,  N.A.  ("USBank")  is committed to providing  superior  quality service to all  customers  and their agents at all times.  We have compiled this guide as a tool for our clients to determine our standards for the processing of security  settlements,  payment  collection,  and capital  change  transactions.
Deadlines  recited  in this guide  represent  the times  required  for USBank to guarantee processing.  Failure to meet these deadlines will result in settlement at our client's  risk.  In all cases,  USBank will make every effort to complete all processing on a timely basis.

     USBank is a direct  participant of the Depository  Trust Company,  a direct member of the Federal  Reserve Bank of  Cleveland,  and utilizes the Bank of New
York as its agent for ineligible and foreign securities.

     For  corporate   reorganizations,   USBank  utilizes  SEI's  Reorg  Source,
Financial Information, Inc., XCITEK, DTC Important Notices, Capital Changes
Daily (CCH) and the Wall Street Journal.

     For bond calls and mandatory puts, USBank utilizes SEI's Bond Source, Kenny
Information  Systems,  Standard & Poor's Corporation,  XCITEK, and DTC Important
Notices.  USBank will not notify  clients of  optional  put  opportunities.  Any securities  delivered  free to USBank or its agents must be  received  three (3)
business  days  prior to any  payment  or  settlement  in order  for the  USBank standards of service to apply.

     Should you have any questions  regarding the information  contained in this guide, please feel free to contact your account representative.

         The information contained in this Standards of Service Guide is subject to change. Should any changes be made USBank will provide you with an updated copy of its Standards of Service Guide.

                                      B-1

U.S. Bank Trade Settlement Instructions

Transaction Type                                Delivery Instructions
Depository Trust Company (DTC)                  DTC Participant #2803 U.S.  Bank N.A.
DTC eligible issues                             Agent #: 93697
                                                Institutional  # 93696 (or customer  Institutional  #
                                                if applicable)
                                                Interested Party:  (customer ID number if applicable)
                                                Agent   Internal   Number:   (your  U.S.  Bank  Trust
                                                account number)
Federal Reserve Bank , Cleveland, Ohio          For:  US Bank Ohio
Federal Reserve Book Entry - eligible issues    ABA#: 042000013
                                                Routing Symbol: 1050 Trust
                                                For Account #  (your U.S. Bank Trust account number)

Federal Reserve Bank, Cleveland, Ohio           For:  US Bank Ohio
All Fed-eligible issues delivered as            ABA#:  042000013
collateral for repurchase agreements            Routing Symbol: 1040 Special
                                                For Account # (your U. S. Bank Trust account number)

Bank of New York                                Bank of New York
Depository ineligible and physical issues:      One Wall Street- 3rd Floor/Window A
                                                New York, NY  10286
                                                For account:  U.S. Bank N.A. #117612

U.S. Bank N.A.                                  U.S. Bank Trust Services
DTC ineligible issues settling in               PO Box 2054
Milwaukee, Wisconsin                            Milwaukee, Wisconsin 53201
                                                Attention:  Securities Processing
Wire Instructions                               ABA# 042000013 US Bank Ohio
For trade purposes only                         BNF  US Bank Trust
                                                AC    112950027
                                                OBI  Attention:  Settlements - (functions) i.e.,
                                                pair off, repo, tri-party
                                                BBI or OBI For  further  credit  to  account:  (trust
                                                acct. #, contact name & phone number)

                                      B-2

USBank Payment Standards

Security Type                                   Income                         Principal

Equities                                        Payable Date

Municipal Bonds*                                Payable Date                   Payable Date

Corporate Bonds*                                Payable Date                   Payable Date

Federal Reserve Bank Book Entry*                Payable Date                   Payable Date

PTC GNMA's (P&I)                                Payable Date + 1               Payable Date + 1

CMOs *
     DTC                                        Payable Date + 1               Payable Date + 1
     Bankers Trust                              Payable Date + 1               Payable Date + 1

SBA Loan Certificates                           When Received                  When Received

Unit Investment Trust Certificates*             Payable Date                   Payable Date

Certificates of Deposit*                        Payable Date + 1               Payable Date + 1

Limited Partnerships                            When Received                  When Received

Foreign Securities                              When Received                  When Received

*Variable Rate Securities
     Federal Reserve Bank Book Entry            Payable Date                   Payable Date
     DTC                                        Payable Date + 1               Payable Date + 1
     Bankers Trust                              Payable Date + 1               Payable Date + 1

     NOTE: If a payable date falls on a weekend or bank holiday, payment will be made on the immediately following business day.

                                      B-3

USBank Corporate Reorganization Standards

Type of Action                 Notification to Client                      Deadline for Client Instructions         Transaction
                                                                           to USBank                                Posting

Rights, Warrants,              Later of 10 business days prior to          5 business days prior to expiration      Upon receipt
and Optional Mergers           expiration or receipt of notice

Mandatory Puts with            Later of 10 business days prior to          5 business days prior to expiration      Upon receipt
Option to Retain               expiration or receipt of notice

Class Actions                  10 business days prior to expiration date   5 business days prior to expiration      Upon receipt

Voluntary Tenders,             Later of 10 business days prior to          5 business days prior to expiration      Upon receipt
Exchanges,                     expiration or receipt of notice
and Conversions

Mandatory Puts, Defaults, At posting of funds or securities received       None                                     Upon receipt
Liquidations, Bankruptcies, Stock
Splits, Mandatory Exchanges

Full and Partial Calls         Later of 10 business days prior to          None                                     Upon receipt
                               expiration or receipt of notice

      NOTE:   Fractional shares/par amounts resulting from any of the above will be sold.

                                      B-4

                                    EXHIBIT C

                                  Fee Schedule
                                     to the
      Closed-end Fund Custody Agreement - Tortoise Gas and Oil Corporation

--------------------------------------------------------------------------------
                            U.S. BANK, N.A. DOMESTIC
                                CUSTODY SERVICES

                        ANNUAL FEE SCHEDULE at June, 2007

--------------------------------------------------------------------------------------------------------------------------

Annual fee based upon market value of fund :                    Plus Out-Of-Pocket Expenses - Including but not
..40 basis points                                                limited to expenses incurred in the safekeeping, delivery
                                                                and receipt of securities, shipping, transfer fees,
Investment transactions (purchase, sale,                        extraordinary expenses based upon complexity, and all
exchange, tender, redemption, maturity,                         other out-of-pocket expenses.
receipt, delivery):

$ 5.50 per repurchase agreement transaction                     Fees are billed monthly.
$ 4.00 per book entry security (Depository Trust Company)
$10.00 per Federal Reserve security                             **Subject to annual CPI increase, Milwaukee MSA.
$30.00 per definitive security (physical)
$ 4.00 per principal reduction on pass-through certificates
$ 8.00 per futures contract
$15.00 per variation margin
$ 7.50 per outgoing wire transfer
$ 5.50 per incoming wire transfer
$ 5.50 per dividend reinvestment

•    A transaction is a purchase/sale of a security,
     free receipt/free delivery, maturity, tender or exchange.

•    No charge for the initial conversion free receipt..

--------------------------------------------------------------------------------------------------------------------------

                                      C-1